                                                              EXHIBIT EX-99.2n.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 18, 1999, and to all references to our firm included in this registration statement.


/s/ Arthur Andersen

Vienna, VA
March 26, 1999